Exhibit 99.1

General Steel Reports Results for Full Year and Fourth Quarter 2009

Full-year total revenues increase 23.5% year-over-year to a record $1.7 billion;
Company achieves record full-year gross profit of $88.6 million

Beijing, China, March 16, 2010 -- General Steel Holdings, Inc. (“General Steel” or the “Company”) (NYSE: GSI), one of China’s leading non-state-owned producers of steel products and aggregators of domestic steel companies, today announced its financial results for the full-year and fourth quarter ended December 31, 2009.

Full year 2009 highlights include record numbers in total revenues, shipment volume and income from operations.

•	Full-year total revenues increased 23.5% year-over-year to a record $1.7 billion.
•	Aggregate shipment volume increased 66.1% year-over-year to a record 3.8 million metric tons.
•	Gross margin swung from 0.6% in 2008 to 5.3% in 2009 and the Company achieved a record full-year gross profit of $88.6 million.
•	Income from operations in 2009 was the highest in the Company’s history, reaching $47.5 million, compared to an operating loss of $29.0 million in 2008.
•	Adjusted non-GAAP EBITDA[1] in 2009 was $93.2 million, a significant increase from $3.2 million in 2008.
•	The Company successfully passed a Sarbanes-Oxley compliance audit.
•	Secured commitments for 70% of 2010 estimated production at Longmen Joint Venture (“Longmen JV”) through signed contracts from established distributors.
•	Completed $25 million capital raise through the issuance of common stock and warrants.

“Despite the challenging macro environment in the beginning of the year, we achieved record total revenues, shipment volume and income from operations in 2009,” said General Steel's Chairman and Chief Executive Officer Henry Yu. “We were able to achieve these results by leveraging our leading market position in Shaanxi province and fulfilling strong construction-related steel demand driven by ongoing government investment in infrastructure development. These widespread and multi-year infrastructure projects will drive growth for many years to come.”

Selected Financial Results for the Full Year and Fourth Quarter Ended December 31, 2009

Total revenues for the full year increased 23.5% to $1.7 billion from $1.4 billion in 2008.  Total revenues in the fourth quarter increased 73.1% to $451.9 million from $261.1 million in the fourth quarter of 2008.

The year-over-year increase in total revenues for 2009 was largely the result of consistently strong demand for construction steel products in the Company’s principal markets of Shaanxi province and western China, as well as favorable raw material prices in the first three quarters of the year. The Company’s Longmen JV, which comprised 92% of 2009 total revenues, continues to benefit from several large-scale regional infrastructure projects fueled by the government’s stimulus plan and “Go West” economic development initiative. In addition, the new capacity attributable to the two 1,280 cubic meter blast furnaces that were brought on-line in December of 2008 and January of 2009 helped realize a 66.1% increase in aggregate year-over-year shipment volume. Total revenues for 2009 also reflected a full twelve months of operations from the Company’s most recent Maoming acquisition.

1 Adjusted non-GAAP EBITDA is defined as GAAP net income before interest, tax, depreciation and amortization less non-operating, non-cash expenses associated with the Company’s December 2007 convertible note issuance.

Cost of Revenues

Total cost of revenues for the full year increased 17.6% to $1.6 billion from $1.3 billion in 2008. Total cost of revenues for the fourth quarter increased 55.2% to $438.6 million from $282.7 million in the fourth quarter of 2008.

Cost of revenues principally consists of the cost of raw materials, labor, utilities, manufacturing costs, manufacturing-related depreciation and other fixed costs. Cost of iron ore and coke account for approximately 76% of the Company’s total cost of revenues. The Company noted it was able to successfully stockpile raw material inventory, especially iron ore at a relatively low price throughout the year. Moreover, it was able to control cost of revenues at its Longmen JV in 2009, which utilizes coke and iron ore in a more efficient manner.

Gross Profit

Gross profit for the full year was $88.6 million, a significant increase from $7.9 million in 2008. Gross profit for the fourth quarter was $13.4 million, compared to a gross loss of $21.6 million in the fourth quarter of 2008.

The increase in gross profit for the full year and fourth quarter of 2009 was mainly attributable to a 66.1% increase in shipment volume at the Company’s Longmen JV. The year-over-year improvement in gross profit was driven by lower raw material costs, strict cost controls in production and greater efficiencies in raw material usage.

Gross margin for the full year was 5.3%, compared to 0.6% in 2008. Gross margin for the fourth quarter was 3.0%, compared to (8.3)% in the fourth quarter of 2008. The increase in gross margin year-over-year was mainly the result of strong demand in the second and third quarters of 2009, and stockpiling raw materials, especially iron ore, at relatively low prices throughout the year.

Operating Expenses

Selling, general and administrative expenses for the full year increased 11.2% to $41.1 million from $36.9 million in 2008. Selling, general and administrative expenses for the fourth quarter increased 38.2% to $11.9 million from $8.6 million in the fourth quarter of 2008. Selling, general and administrative expenses were 2.5% of total revenues for the full year and 2.6% for the fourth quarter ended December 31, 2009, compared to 2.7% and 3.3% for the same periods last year.

Finance and interest expenses for the full year increased 20.2% to $27.8 million from $23.2 million in 2008. Finance and interest expenses for the fourth quarter increased 134.5% to $9.4 million from $4.0 million in the fourth quarter of 2008. The increase was primarily due to make-whole interest payable upon the conversion of the convertible debt.

Income from operations

Income from operations reached a record $47.5 million in 2009, a sharp turnaround from an operating loss of $29.0 million in 2008. In the fourth quarter, income from operations increased to $1.5 million, compared to an operating loss of nearly $30.2 million in the fourth quarter of 2008.

Net Income

Net loss for the full year was $25.2 million, compared to net loss of $11.3 million in 2008. Net loss for the fourth quarter was $11.1 million, compared to net loss of $9.7 million in the fourth quarter of 2008.

Basic and diluted losses per share were $0.6 in 2009. Basic and diluted losses per share were $0.26 in the fourth quarter of 2009.

The Company’s net income was materially impacted by a non-cash, non-operating expense that was due to the change in fair value of derivative liabilities related to the conversion of the Company’s outstanding convertible note. To supplement the consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses EPS as adjusted for the impact of non-cash, non-operating expense related to the change in the fair value of derivative liabilities related to the conversion option in its outstanding convertible notes. The Company noted that it believes these adjusted measures are useful in analyzing the underlying operating performance of its business.

These measures may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to accounting principles generally accepted in the United States.

A reconciliation of earnings per share as reported and operating income as reported to adjusted non-GAAP earnings per share and adjusted non-GAAP operating income follows:

(USD in thousands)	FY2009	FY 2008
GAAP Net Income (Loss)	($25,244)	($11,323)
Non-cash Expense:
Change in fair value of derivative – conversion option	($33,159)	$12,821
Adjusted to Non-GAAP Net Income	$7,915	($24,144)
GAAP Earnings per share
Basic	($0.603)	($0.320)
Diluted	($0.603)	($0.320)
Non-GAAP Earnings per share
Basic	$0.189	($0.682)
Diluted	$0.189	($0.682)

Balance Sheet

As of December 31, 2009 General Steel had cash and restricted cash of $274.2 million, compared to $145.6 million as of December 31, 2008. Accounts receivable and accounts receivable – related parties were $8.5 million as of December 31, 2009, compared to $8.3 million as of December 31, 2008.

Inventory increased to $208.1 million as of December 31, 2009, from $59.5 million as of December 31, 2008. The increase was attributable to the large capacity expansion at the Company’s Longmen JV and stocking piling of raw materials at relatively low prices.

Conference Call

General Steel management will hold an earnings conference call at 8:00 a.m. U.S. Eastern Time on March 16, 2010. Management will discuss results and highlights from the quarter and full-year and answer questions. The dial-in number and passcode for the conference call are as follows:

U.S. Toll Free: +1-800-860-2442
Passcode: General Steel Holdings

The conference call will be broadcast live over the Internet and can be accessed by clicking the following link: http://www.visualwebcaster.com/event.asp?id=66966

Additionally, an archived Web cast of this call will be available on the Investor Relations section of the General Steel’s website at http://www.gshi-steel.com.

About General Steel Holdings, Inc.

General Steel Holdings, Inc., (NYSE: GSI), headquartered in Beijing, China, operates a diverse portfolio of Chinese steel companies. With 6.3 million metric tons aggregate production capacity, its companies serve various industries and produce a variety of steel products including rebar, hot-rolled carbon and silicon sheet, high-speed wire and spiral-weld pipe. General Steel Holdings, Inc. has steel operations in Shaanxi and Guangdong provinces, Inner Mongolia Autonomous Region and Tianjin municipality. For more information, please visit www.gshi-steel.com.

Information Regarding Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations or beliefs about future events and financial, political and social trends and assumptions it has made based on information currently available to it. The Company cannot assure that any expectations, forecasts or assumptions made by management in preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to the Company's Form 10-K, filed with the Securities and Exchange Commission, and other subsequent filings. Forward-looking statements contained herein speak only as of the date of this release. The Company does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise.

For investor and media inquiries please contact:

In China:

Ms. Jing Ou-Yang
General Steel Holdings, Inc.
Tel: +86-10-5879-7346
Email: jing.ouyang@gshi-steel.com

Mr. Justin Knapp
Ogilvy Financial, Beijing
Tel: +86-10-8520-6556
Email: justin.knapp@ogilvy.com

In the United States:

Ms. Jessica Barist Cohen
Ogilvy Financial, New York
Tel: +1-646-460-9989
Email: jessica.cohen@ogilvypr.com

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2009 AND 2008
(In thousands, except per share data)

ASSETS
	December 31,	December 31,
	2009	2008
CURRENT ASSETS:
Cash	$82,118	$14,895
Restricted cash	192,041	130,700
Notes receivable	29,185	38,207
Accounts receivable, net of allowance for doubtful accounts of $490
and $401 as of December 31, 2009 and 2008, respectively	8,525	8,329
Other receivables, net of allowance for doubtful accounts of $14
and $685 as of December 31, 2009 and 2008, respectively	5,357	5,101
Other receivables - related parties	32,670	523
Dividend receivable	2,372	631
Inventories	208,087	59,549
Advances on inventory purchases	28,407	47,154
Advances on inventory purchases - related parties	2,995	2,375
Prepaid expenses - current	692	494
Prepaid value added tax	19,488	-
Deferred tax assets	3,341	7,487
Total current assets	615,278	315,445

PLANT AND EQUIPMENT, net	555,111	491,705

OTHER ASSETS:
Advances on equipment purchases	7,361	8,965
Investment in unconsolidated subsidiaries	20,022	13,959
Prepaid expense - non-current	900	1,195
Prepaid expense related parties - non-current	158	211
Long-term deferred expense	2,069	-
Long-term other receivable	-	4,873
Intangible assets, net of accumulated amortization	23,733	24,556
Note issuance cost	406	4,218
Equipment to be disposed	3,026	587
Total other assets	57,675	58,564

Total assets	$1,228,064	$865,714

LIABILITIES AND EQUITY

CURRENT LIABILITIES:
Short term notes payable	$254,608	$206,040
Accounts payable	158,126	149,239
Accounts payable - related parties	48,151	15,327
Short-term loans - bank	148,968	67,840
Short-term loans - others	110,358	87,834
Short-term loans - related parties	11,751	7,350
Other payables	5,627	3,183
Other payables - related parties	3,706	677
Accrued liabilities	10,595	7,779
Customer deposits	208,765	141,102
Customer deposits - related parties	3,791	7,216
Deposit due to sales representatives	49,544	8,149
Taxes payable	6,921	13,917
Distribution payable to former shareholders	16,434	18,765
Total current liabilities	1,037,345	734,418

CONVERTIBLE NOTES PAYABLE, net of debt discount of $2,250 and
$26,095 as of December 31, 2009 and 2008, respectively	1,050	7,155

DERIVATIVE LIABILITIES	23,340	9,903

Total liabilities	1,061,735	751,476

EQUITY:
SHAREHOLDERS' EQUITY:
Preferred stock, $0.001 par value, 50,000,000 shares authorized, 3,092,899 shares
issued and outstanding as of December 31, 2009 and 2008, respectively	3	3
Common Stock, $0.001 par value, 200,000,000 shares authorized, 51,618,595 and
36,128,833 shares issued and outstanding as of December 31, 2009 and 2008, respectively	52	36
Paid-in-capital	95,588	37,128
Statutory reserves	6,162	4,902
Retained (deficits) earnings	(16,410)	10,094
Contribution receivable	-	(960)
Accumulated other comprehensive income	8,336	8,705
Total shareholders' equity	93,731	59,908

Noncontrolling interest	72,598	54,330
Total equity	166,329	114,238
Total liabilities and equity	$1,228,064	$865,714

The accompanying notes are an integral part of these consolidated financial statements.
See report of independent registered public accounting firm.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE (LOSS) INCOME
(in thousands, except per share data)

	For the years ended December 31,
	2009	2008	2007

REVENUES	$1,202,708	$1,004,848	$416,901

REVENUES - RELATED PARTIES	465,738	346,355	355,539

TOTAL REVENUES	1,668,446	1,351,203	772,440

COST OF REVENUES	1,139,630	999,318	389,615

COST OF REVENUES - RELATED PARTIES	440,262	343,957	326,136

TOTAL COST OF REVENUES	1,579,892	1,343,275	715,751

GROSS PROFIT	88,554	7,928	56,689

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	41,074	36,942	16,164

INCOME FROM OPERATIONS	47,480	(29,014)	40,525

OTHER INCOME (EXPENSE), NET
Interest income	3,334	4,251	871
Finance/interest expense	(27,843)	(23,166)	(9,297)
Change in fair value of derivative liabilities	(33,159)	12,821	6,236
Gain from debt extinguishment	7,331	7,169	-
Government grant	3,430	-	-
Loss on disposal of fixed assets	(4,643)	-	-
Income from equity investments	4,730	1,896	-
Other non-operating income, net	1,812	767	928
Total other income (expense), net	(45,008)	3,738	(1,262)

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES
AND NONCONTROLLING INTEREST	2,472	(25,276)	39,263

PROVISION (BENEFIT) FOR INCOME TAXES
Current	2,155	1,424	5,225
Deferred	3,998	(6,835)	(389)
Total provision (benefit) for income taxes	6,153	(5,411)	4,836

NET (LOSS) INCOME BEFORE NONCONTROLLING INTEREST	(3,681)	(19,865)	34,427

Less: Net income (loss) attributable to noncontrolling interest	21,563	(8,542)	12,001

NET (LOSS) INCOME ATTRIBUTABLE TO CONTROLLING INTEREST	(25,244)	(11,323)	22,426

OTHER COMPREHENSIVE INCOME (LOSS) :
Foreign currency translation adjustments	(369)	5,420	1,656
Comprehensive income (loss) attributable to noncontrolling interest	303	3,654	(978)

COMPREHENSIVE (LOSS) INCOME	$(25,310)	$(2,249)	$23,104

WEIGHTED AVERAGE NUMBER OF SHARES
Basic	41,860,238	35,381,210	32,424,652
Diluted	41,860,238	35,381,210	32,558,350

(LOSS) EARNINGS PER SHARE
Basic	$(0.60)	$(0.32)	$0.69
Diluted	$(0.60)	$(0.32)	$0.69

The accompanying notes are an integral part of these consolidated financial statements.
See report of independent registered public accounting firm.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
(In thousands, except per share data)

									Accumulated
	Preferred stock		Common stock			Retained earnings (deficits)			other
					Paid-in	Statutory		Contribution	comprehensive	Noncontrolling
	Shares	Par value	Shares	Par value	capital	reserves	Unrestricted	receivable	income	interests	Totals

BALANCE, January 1, 2008	3,092,899	$3	34,634,765	$35	$23,429	$3,632	$22,687	$(960)	$3,285	$43,322	$95,433

Net loss							(11,323)			(8,542)	(19,865)
Adjustment to statutory reserve						1,270	(1,270)				-
Common stock issued for compensation, $7.16			76,600	0.08	548						548
Common stock issued for compensation, $10.43			150,000	0.15	1,564						1,564
Common stock issued for compensation, $6.66			87,400	0.09	582						582
Common stock issued for compensation, $10.29			90,254	0.09	929						929
Common stock issued for consulting fee, $3.60			100,000	0.10	360						360
Common stock issued for public relations, $3.60			25,000	0.03	90						90
Common stock issued for compensation, $3.50			87,550	0.09	306						306
Common stock transferred by CEO for compensation, $6.91					207						207
Common stock issued at $5/share			140,000	0.14	700						700
Acquired noncontrolling interest										15,896	15,896
Notes converted to common stock			541,299	0.54	6,103						6,104
Make whole shares issued on notes conversion			195,965	0.18	2,310						2,310
Foreign currency translation adjustments									5,420	3,654	9,074

BALANCE, December 31, 2008	3,092,899	$3	36,128,833	$36	$37,128	$4,902	$10,094	$(960)	$8,705	$54,330	$114,238

Net loss attributable to controlling interest							(25,244)				(25,244)
Net income attributable to noncontrolling interest										21,563	21,563
Disposal of subsidiaries										(293)	(293)
Distribution of dividend to noncontrolling shareholders										(3,305)	(3,305)
Adjustment to statutory reserve						1,260	(1,260)				-
Common stock issued for compensation			596,650	0.77	1,875						1,876
Common stock issued for interest payments			196,305	0.20	745						745
Common stock issued for repayment of debt, $6.00			300,000	0.30	1,800						1,800
Notes converted to common stock			7,045,274	7.05	32,072						32,079
Make whole shares issued on notes conversion			1,795,977	1.80	7,085						7,087
Common stock transferred by CEO for compensation, $6.91					276						276
Reduction of registered capital								960			960
Common stock issued for private placement			5,555,556	5.56	14,607						14,613
Foreign currency translation adjustments									(369)	303	(66)

BALANCE, December 31, 2009	3,092,899	$3	51,618,595	$52	$95,588	$6,162	$(16,410)	$-	$8,336	$72,598	$166,329

The accompanying notes are an integral part of these consolidated financial statements.
See report of independent registered public accounting firm.

GENERAL STEEL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2009, 2008 AND 2007
(In thousands except per share data)

	2009	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income attributable to controlling interest	$(25,244)	$(11,323)	$22,426
Net income (loss) attributable to noncontrolling interest	21,563	(8,542)	12,001
Consolidated net (loss) income	(3,681)	(19,865)	34,427
Adjustments to reconcile net (loss) income to cash provided by operating activities:
Depreciation	32,102	21,506	9,740
Amortization	1,005	908	597
Gain on debt extinguishment	(7,331)	(7,169)	-
Bad debt allowance (write-off)	(714)	704	2
Inventory allowance	(1,533)	2,204	-
Loss (gain) on disposal of equipment	1,213	(598)	10
Stock issued for services and compensation	1,639	2,723	596
Interest expense accrued on manadatory redeemable stock	-	-	114
Make whole shares interest expense on notes conversion	2,892	2,310	-
Income from investment	(4,730)	(1,896)	-
Amortization of Professional Fee-Consulting Fee	424	-	-
Amortizaiton of deferred notes issuance cost and discount on covertible notes.	60	833	189
Change in fair value of derivative instrument	33,159	(12,821)	(6,236)
Change in deferred tax assets	4,403	(6,937)	(384)
Changes in operating assets and liabilities:
Notes receivable	9,017	(33,064)	(9,492)
Accounts receivable	19,526	2,091	16,248
Accounts receivable - related parties	(19,604)	(18,275)	(543)
Other receivables	5,253	(4,124)	(453)
Other receivables - related parties	(49,637)	2,423	(990)
Loan receivable	-	1,297	(1,185)
Inventories	(146,914)	29,220	(8,854)
Advances on inventory purchases	52,655	19,916	(45,013)
Advances on inventory purchases - related parties	(13,341)	7,814	(9,550)
Prepaid expense	393	401	(880)
Accounts payable	10,421	11,975	88,356
Accounts payable - related parties	55,445	44,725	13,736
Other payables	13,010	(1,752)	823
Other payables - related parties	(13,346)	(1,482)	(76,864)
Accrued liabilities	(825)	214	2,440
Customer deposits	66,465	95,132	2,560
Customer deposits - related parties	(13,569)	(2,287)	8,847
Taxes payable	(27,332)	(22,443)	20,800
Net cash (used in) provided by operating activities	6,525	113,683	39,041

CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in long term investment	(6,597)	-	(790)
Increase in investment payable	-	-	6,320
Dividend receivable	(1,727)	-	-
Cash proceeds from sale of subsidiaries	4,912	2,782	509
Deposits due to sales representatives	41,370	4,782	840
Advances on equipment purchases	1,604	(8,029)	(713)
Cash proceeds from sale of equipment	7,231	598	63
Long term other receivable	-	(4,788)	-
Equipment purchase	(112,011)	(194,399)	(21,524)
Intangible assets purchase	(183)	(245)	-
Payment to the original shareholders	-	(7,290)	-
Net cash used in investing activities	(65,401)	(206,589)	(15,295)

CASH FLOWS FINANCING ACTIVITIES:
Restricted cash	(61,303)	(87,121)	237
Notes receivable - restricted	-	13,158	-
Dividend payable	(2,343)	(815)	-
Borrowings on short term loans - bank	174,290	71,057	56,813
Payments on short term loans - bank	(93,212)	(103,641)	(53,112)
Borrowings on short term loans - related parties	4,398	7,222	-
Payments on short term loans - related parties	-	(7,693)	(17)
Borrowings on short term loans - others	159,296	87,207	5,230
Payments on short term loans - others	(126,650)	(53,031)	(12,640)
Borrowings on short term notes payable	636,136	335,870	14,563
Payments on short term notes payable	(587,598)	(200,416)	(38,211)
Cash received on stock issuance	23,090	700	-
Cash received from issuance of convertible note	-	-	36,856
Cash contribution received from minority shareholders	-	-	790
Cash received from warrants conversion	-	-	5,300
Payment to minority shareholders	-	-	(2,814)
Net cash provided by financing activities	126,104	62,497	12,995

EFFECTS OF EXCHANGE RATE CHANGE IN CASH	(5)	1,591	140

INCREASE (DECREASE) IN CASH	67,223	(28,818)	36,881

CASH, beginning of year	14,895	43,713	6,832

CASH, end of year	$82,118	$14,895	43,713

The accompanying notes are an integral part of these consolidated financial statements.
See report of independent registered public accounting firm.